Exhibit 10.2

AMENDMENT TO

FCB BANCORP 2005 STOCK OPTION PLAN

The board of directors of First California Financial Group, Inc. amends the FCB Bancorp 2005 Stock Option Plan, effective March 12, 2007, as follows:

Any reference to the FCB Bancorp 2005 Stock Option Plan or the Plan shall mean the First California Financial Group, Inc. FCB 2005 Stock Option Plan. Any reference to FCB Bancorp or the Company shall mean First California Financial Group, Inc.

Except as otherwise provided, the Plan shall be unmodified and shall continue in full force and effect in accordance with its terms.